Exhibit 99.1

NEWS

Media Contacts:
Emtec, Inc.	Welz & Weisel Communications
John P. Howlett	Nicole Nolte
Vice Chairman Emeritus	PR Contact
P: 973-338-0043	P: 703-218-3555
johnhowlett@emtecinc.com	nicole@w2comm.com

Emtec Acquires IT Consulting Company KOAN-IT

Acquisition of Consulting Firm Further Strengthens Emtec’s IT Services and Solutions Portfolio

Marlton, NJ - February 13, 2009 - Emtec, Inc. (OTCBB: ETEC), a systems integrator, today announced that it has acquired IT services provider KOAN-IT Corporation.  This acquisition, the third for Emtec in the past 12 months, significantly enhances Emtec’s ability to provide commercial and government organizations with a comprehensive portfolio of IT services and solutions.

KOAN-IT is a consulting firm specializing in Business Service Management (BSM) methodologies.  The company is an Elite Partner for BMC Software and is one of only four vendors in North America that have been BSM certified by BMC.  KOAN-IT delivers services and solutions that enhance an organization’s return on technology investment by helping align their IT infrastructure, people and services with their operational and business objectives.  KOAN-IT provides both the tools to evolve IT services to respond to changing business and customer demands and the solutions for measuring and reporting on the value that IT investment drives to the bottom-line.

“I’m very pleased to team up with Peter Pranschke and the KOAN-IT team.  The consulting services they provide are very complementary to Emtec’s current service offerings and we expect to offer them to all our existing clients,” said Dinesh Desai, CEO of Emtec. “We are confident that through this acquisition Emtec has taken another step forward in helping our clients significantly lower their IT infrastructure costs while supporting their business objectives.”

“KOAN-IT is thrilled to become part of the Emtec team,” said Peter Pranschke, President of KOAN-IT.  “Our business plan called for expanding the scope and depth of complementary services and solutions we offer to clients and the acquisition by Emtec will directly support that objective. This event also gives us the opportunity to apply our IT transformation services to Emtec’s client base, as well as help shape the evolution of Emtec as an organization that can deliver results in all areas of the IT Value Chain.”

Emtec has acquired KOAN-IT services and solutions to help IT organizations effectively address and manage big-picture issues and day-to-day events. KOAN-IT’s IT Transformation Services combined with its trademark Manage to Value™ methodology (a continuous cycle that drives quantifiable improvements in IT’s contribution to achieving business objectives) helps improve processes, technology, people and metrics across an entire IT organization.

In March of 2008, Emtec acquired Luceo, Inc. which provides a broad range of software consulting services, including ERP software implementation, application development, systems management, support, database and systems administration. In August of 2008, Emtec also acquired Aveeva and eBAS to broaden its range of software consulting services to include business analysis, quality assurance, testing, and training as well as SAP, CRM, Oracle Apps, and Java based solutions.

About Emtec, Inc.

Emtec, Inc. established in 1964, is a systems integrator, providing services and products to the federal, state, local, education and commercial markets. Emtec operates two business segments: Emtec Systems Division and Emtec Global Services. Areas of specific practices within Emtec Systems Division include enterprise architecture, data management, data center infrastructure and consulting and integration services. Areas of expertise in Emtec Global Services include software development, software consulting, business analysis, quality assurance, and testing. For more information visit www.emtecinc.com.

Certain statements in this document constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The Company’s future operating results are dependent upon many factors, including but not limited to the Company’s ability to: (i) obtain sufficient capital or a strategic business arrangement to fund its plan of operations when needed; (ii) build the management and human resources and infrastructure necessary to support the growth of its business; (iii) competitive factors and developments beyond the Company’s control; and (iv) other risk factors discussed in the Company’s periodic filings with the Securities and Exchange Commission which are available for review at www.sec.gov under “Search for Company Filings.”   We undertake no obligation to publicly update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, or changes to future results over time.

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